UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14C

(Rule 14c−101)

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1924

Check the appropriate box:

☐	Preliminary Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c−5(d)(2))

☒	Definitive Information Statement

KUN PENG INTERNATIONAL LTD.

(Name of Registrant As Specified in Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

Kun Peng International Ltd.

Room 2069W, Sihui Building No 1008-B, Huihe South Street

Banbidian Village

Gaobeidian Town, Chaoyang District

Beijing, PRC

NOTICE OF ACTION BY

WRITTEN CONSENT OF MAJORITY STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

We are furnishing this notice and the accompanying information statement (the “Information Statement”) to the holders of shares of common stock, par value $0.0001 per share, (“Common Stock”) of Kun Peng International Ltd., a corporation organized under the laws of the State of Nevada, (the “Company”) pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) and Regulation 14C and Schedule 14C thereunder, and Section 78.320 of the Nevada Revised Statutes (the “NRS”) in connection with the approval by written consent of the holders of a majority of the issued and outstanding shares of Common Stock (the “Written Consent”) of a one for ten (1-for-10) reverse split of the Company’s outstanding shares of Common Stock and the related amendment to the Company’s certificate of incorporation (the “Reverse Split”).

The purpose of this Information Statement is to notify our stockholders that on January 20, 2026 the owners of approximately 85.4% of our issued and outstanding shares of Common Stock as of such date executed a written consent approving the Reverse Split. In accordance with Rule 14c-2 promulgated under the Exchange Act, the Reverse Split will become effective no sooner than 20 days after we mail this notice and the accompanying Information Statement to our stockholders.

The Written Consent that we received constitutes the only stockholder approval required for the Reverse Split under the NRS and, as a result, no further action by any other stockholder is required to approve the Reverse Split and we have not and will not be soliciting your approval of the Reverse Split.

This notice and the accompanying Information Statement are first being mailed to our stockholders on or about February 25, 2026. This notice and the accompanying Information Statement shall constitute notice to you of the action by written consent in accordance with Section 78.320 of the NRS and Rule 14c-2 promulgated under the Exchange Act.

By Order of the Board of Directors,

/s/ ZHUANG Richun

Executive Director and Chief Executive Officer

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Kun Peng International Ltd.

Room 2069W, Sihui Building No 1008-B, Huihe South Street

Banbidian Village

Gaobeidian Town, Chaoyang District

Beijing, PRC

INFORMATION STATEMENT

Action by Written Consent of Majority Stockholders

WE ARE NOT ASKING YOU FOR A

PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL OVERVIEW OF ACTIONS

This Information Statement is being furnished to the holders of shares of common stock, par value $0.0001 per share, (“Common Stock”) of Kun Peng International Ltd. (the “Company”) in connection with the action by written consent of the holders of a majority of our issued and outstanding shares of Common Stock taken without a meeting (the “Written Consent”) to approve the actions described in this Information Statement (“Stockholder Actions”). In this Information Statement, all references to “the Company,” “we,” “us,” or “our” refer to Kun Peng International Ltd. We are mailing this Information Statement to our stockholders of record as of January 20, 2026 (the “Record Date”) on or about February 25, 2026.

Pursuant to Rule 14c-2 promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the actions described herein will not become effective until 20 calendar days following the date on which this Information Statement is first mailed to our stockholders.

The entire cost of furnishing this Information Statement will be borne by the Company.

Actions by Consenting Stockholders

On January 20, 2026, the Board of Directors (the “Board”) of the Company unanimously adopted resolutions approving an amendment to the Company’s certificate of incorporation (the “Certificate of Incorporation”) to effect a one-for-ten reverse stock split (the “Reverse Split”) such that every holder of Common Stock will hold one share of Common Stock for every ten shares of Common Stock held by such holder prior to the effective date of the Reverse Split.

The affirmative vote of holders of a majority of the Company’s voting stock could either be taken at a special meeting of the stockholders or through written consent from the holders of a majority of our issued and outstanding voting securities. The authority of our stockholders to take these actions by written consent, in lieu of a meeting, is provided by Section 78.320 of the NRS, which provides that any action that may be taken at any annual or special meeting of stockholders may be taken without a meeting and without prior notice if a consent in writing setting forth the action taken is signed by the holders of outstanding shares of Common Stock having not less than the minimum number of votes that would be necessary to take such action. In order to eliminate the costs and management time involved in holding a meeting and obtaining proxies and in order to effect the Reverse Split as early as possible in order to accomplish the purposes hereinafter described, we elected to obtain stockholder approval of the Reverse Split by means of the Written Consent of the holders of a majority of the outstanding shares of our Common Stock.

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As of the close of business on the Record Date, we had 400,000,000 shares of Common Stock issued and outstanding and entitled to vote on the Reverse Split. Each share of Common Stock outstanding as of the close of business on the Record Date was entitled to one vote.

On January 20, 2026, pursuant to Section 78.320 of the NRS, we received Written Consent approving the Reverse Split from stockholders holding an aggregate of 341,583,910 shares of our Common Stock, representing 85.4% of our outstanding shares of Common Stock. Therefore, your consent is not required and is not being solicited in connection with the approval of the Reverse Split.

Notice pursuant to Section 78.320 of the NRS

Pursuant to Section 78.320 of the NRS, we are required to provide prompt notice of the taking of the corporate action without a meeting to the holders of record of our Common Stock who have not consented in writing to such action. This Information Statement is intended to provide such notice.

DISSENTERS’ RIGHTS OF APPRAISAL

Under the NRS and our Certificate of Incorporation and bylaws, no stockholder has any right to dissent to the Reverse Split, nor is any stockholder entitled to appraisal of or payment for their shares of our stock.

THE REVERSE SPLIT

Purpose

As of January 20, 2026, our Board approved the Reverse Split based on its analysis of the following factors, among others: (i) the current trading price of the Company’s shares of Common Stock on the OTC Market and the potential to increase the marketability and liquidity of the Company’s Common Stock; (ii) the possible reluctance of brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold lower-priced stocks in their own portfolios; (iii) our desire to meet future requirements regarding per-share price, net tangible assets, and shareholders’ equity relating to admission for trading on other markets; and (iv) our desire to deter short sellers and mitigate their adverse impact on the marketplace and trading of the Company’s shares.

As of January 20, 2026, the holders of a majority of the issued and outstanding shares of Common Stock approved the Reverse Split. In order to effect the Reverse Split, the Company will file with the Secretary of State of Nevada a Certificate of Change pursuant to NRS 78.209, the form of which is attached to this Information Statement as Exhibit A. The text of Exhibit A is subject to modification to include such changes as may be required by the Secretary of State of the State of Nevada and as our Board of Directors may deem necessary or advisable to effect the Reverse Split. The Reverse Split will take effect upon the filing of the Certificate of Change, which will occur no sooner than 20 calendar days following the date on which this Information Statement was first mailed to our stockholders.

Effect on Authorized and Outstanding Shares

As a result of the Reverse Split, every holder of Common Stock will hold one share of Common Stock for every ten shares of Common Stock held by such holder prior to the effective date of the Reverse Split. Immediately following the effectiveness of the Reverse Split, assuming there are 400,000,000 shares outstanding on the effective date of the Reverse Split, there will be approximately 40,000,000 shares of our Common Stock outstanding. The Certificate of Incorporation currently authorizes the Company to issue up to 1,000,000,000 shares of Common Stock. The Certificate of Change will reduce the number of authorized shares of Common Stock from 1,000,000,000 to 100,000,000 shares of Common Stock and will increase the par value of our Common Stock from $0.0001 to $0.001.

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With the exception of the number of shares of Common Stock outstanding, the rights and preferences of shares of our Common Stock subsequent to the Reverse Split will remain the same. We do not anticipate that our financial condition, the percentage of our stock owned by management, the number of our stockholders, or any aspect of our current business will materially change as a result of the Reverse Split.

The Reverse Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in our Company, except to the extent that the Reverse Split results in any of our stockholders owning a fractional share. See “Exchange of Certificate and Elimination of Fractional Share Interests,” below. The Common Stock issued and outstanding after the Reverse Split will remain fully paid and non-assessable.

After the effective date of the Reverse Split, our Common Stock will have a new committee on uniform securities identification procedures (“CUSIP”) number, a number used to identify our Common Stock. Our new CUSIP number will be 12672T 207. Our Common Stock will continue to be quoted on the OTC Markets under the symbol “KPEA.”

Effect on Market Price

The Reverse Split may cause an increase in the market price of our Common Stock, but we cannot predict the actual effect of the Reverse Split on the market price. If the market price of our Common Stock does increase, it may not increase in proportion to the reduction in the number of shares outstanding as a result of the Reverse Split. Furthermore, the Reverse Split may not lead to a sustained increase in the market price of our Common Stock. The market price of our Common Stock may also change as a result of other unrelated factors, including our operating performance and other factors related to our business, as well as general market conditions.

Accounting Matters

The Reverse Split will increase the par value of our Common Stock from $0.0001 to $0.001. As a result, on the effective date of the Reverse Split the stated par value capital on our balance sheet attributable to our Common Stock will be unchanged. The per-share net income or loss and net book value per share of our Common Stock will be increased because there will be fewer shares of our Common Stock outstanding.

Exchange of Certificate and Elimination of Fractional Share Interests

On the effective date of the Reverse Split, each ten (10) shares of our Common Stock will automatically be changed into one (1) share of Common Stock. No additional action on the part of any stockholder will be required in order to effect the Reverse Split. Stockholders will not be required to exchange their certificates, if any, representing shares of Common Stock held prior to the Reverse Split for new certificates representing shares of Common Stock. Please do not send us your stock certificates.

In the Reverse Split, no fractional share interests in our post-split shares will be issued. Instead, all fractional shares will be rounded up to the next whole share, so that a holder of pre-split shares will receive, in lieu of any fraction of a post-split share to which the holder would otherwise be entitled, an entire post-split share. No cash payment will be made to reduce or eliminate any fractional share interest. The result of this “rounding-up” process will increase slightly the holdings of those stockholders who currently hold a number of pre-split shares that would otherwise result in a fractional share after consummating the Reverse Split.

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Federal Income Tax Consequences

The following description of federal income tax consequences of the Reverse Split is based on the Internal Revenue Code of 1986, as amended, the applicable Treasury Regulations promulgated thereunder, judicial authority, and current administrative rulings and practices as in effect on the date of this Information Statement. The discussion is for general information only and does not cover any consequences that apply for special classes of taxpayers (e.g., non-resident aliens, broker-dealers, or insurance companies). We urge all stockholders to consult their own tax advisers to determine the particular consequences to each of them of the Reverse Split.

We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Split. We believe, however, that because the Reverse Split is not part of a plan to periodically increase or decrease any stockholder’s proportionate interest in the assets or earnings and profits of our Company, the Reverse Split will have the federal income tax effects described below:

● The exchange of pre-split shares for post-split shares should not result in recognition of gain or loss for federal income tax purposes. In the aggregate, a stockholder’s basis in the post-split shares will equal that stockholder’s basis in the pre-split shares. A stockholder’s holding period for the post-split shares will be the same as the holding period for the pre-split shares exchanged. Provided that a stockholder held the pre-split shares as a capital asset, the post-split shares received in exchange will also be held as a capital asset.

● As stockholders are not receiving cash in lieu of any fractional share interest, but instead fractional shares are being rounded up to the next whole share, it is unlikely that stockholders will be treated as if our Company had redeemed any fractional share interest. It is therefore unlikely that rounding up fractional shares will result in any gain or loss recognition by stockholders.

● Our Company should not recognize gain or loss as a result of the Reverse Split.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Except in their capacity as stockholders, none of our officers, directors, or any of their respective affiliates has any interest in the Reverse Split.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our Common Stock owned beneficially as of the date of this Definitive Information Statement by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities; (ii) each of our directors and each of our named executive officers (as defined under Item 402(m)(2) of Regulation S-K); and (iii) our officers and directors as a group. Unless otherwise indicated, the shareholders listed possess sole voting and investment power with respect to the shares shown except to the extent voting power may be shared with a spouse. Unless otherwise indicated, the address for each director and executive officer listed is c/o Kun Peng International Ltd., Room 2069W, Sihui Building, No 1008-B, Huihe South Street, Banbidian Village, Gaobeidian Town, Chaoyang District, Beijing, PRC 100124.

	Common Stock Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares and Nature of Beneficial Ownership	Percentage of Total Common Equity(1)
Mr. Richun Zhuang(2)	34,158,400	8.5%
Ms. Chengyuan Li(3)	84,015,980	21.0%
Ms. Yuanyuan Zhang	0	0.0%
Ms. Lili Zhang	0	0.0%
Ms. Kun Hu	0	0.0%

All executive officers and directors as a group	118,174,380	29.5%

5% or Greater Stockholders:
Pui Chun Wong	140,072,628	35.0%
Kunpeng TJ Limited(3)	84,015,980	21.0%
Kun Peng RC Limited(2)	34,158,400	8.5%
Kunpeng Tech Limited	43,431,740	10.9%
Zhizhong Wang(4)	43,431,740	10.9%
Kun Peng XJ Limited	39,905,162	10.0%
Xiujin Wang(5)	39,905,162	10.0%

(1)	Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. Applicable percentage ownership is based on 400,000,000 shares of Common Stock outstanding as of the date of this Information Statement. There are no outstanding options, warrants, or other rights to acquire shares of our Common Stock.

(2)	These shares are owned of record by Kun Peng RC Limited. As the sole director and majority shareholder of Kun Peng RC Ltd., Richun Zhuang may be deemed to beneficially own these shares.

(3)	These shares are owned of record by Kunpeng TJ Limited. As the sole director and majority shareholder of Kunpeng TJ Limited, Chengyuan Li may be deemed to beneficially own these shares.

(4)	These shares are owned of record by Kunpeng Tech Limited, a company incorporated in the British Virgin Islands. Zhizhong Wang, the owner of record of approximately 6% of the shares of King Eagle (Tianjin) Technology Co., Ltd. (“our VIE”), is the sole director and majority shareholder of Kunpeng Tech Limited and is, therefore, deemed to beneficially own these shares. The principal address of Kunpeng Tech Limited is Star Chambers, Wickham’s Cay II, P. 0. Box 2221, Road Town, Tortola, British Virgin Islands.

(5)	These shares are owned of record by Kun Peng XJ Limited, a company incorporated in the British Virgin Islands, which is wholly-owned by Xiujin Wang, the owner of record of approximately 10.5% of the shares of our VIE. As the sole director and sole shareholder of Kun Peng XJ Limited, Xiujin Wang is deemed to beneficially own these shares. The principal address of Kun Peng XJ Limited is Star Chambers, Wickham’s Cay II, P. 0. Box 2221, Road Town, Tortola, British Virgin Islands.

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MULTIPLE STOCKHOLDERS SHARING ONE ADDRESS

Some banks, brokers, and other nominee record holders participate in the practice of “householding” proxy statements, annual reports, and information statements. This means that only one copy of this Information Statement may have been sent to multiple stockholders in each household. We will promptly deliver a separate copy of this Information Statement to any stockholder upon written or oral request. To make such a request, please contact us at Room 2069W, Sihui Building No 1008-B, Huihe South Street, Banbidian Village, Gaobeidian Town, Chaoyang District, Beijing, PRC, Attn: Richun Zhuang, CEO, Telephone + 86-10-87227012. Any stockholder who wants to receive separate copies of our proxy statements, annual reports, and information statements in the future, or any stockholder who is receiving multiple copies and would like to receive only one copy per household, should contact his or her bank, broker, or other nominee record holder, or he or she may contact us at the above address and phone number.

WHERE YOU CAN FIND MORE INFORMATION

Although we are not subject to the information and reporting requirements of the Securities Exchange Act of 1934, we voluntarily file periodic reports, documents, and other information with the SEC relating to our business, financial statements, and other matters. These reports and other information may be inspected and are available for copying at the offices of the SEC, 100 F. Street NE, Washington, DC 20549, or may be accessed at www.sec.gov.

CONCLUSION

As a matter of regulatory compliance, we are sending you this Information Statement that describes the purpose and effect of the above Stockholder Actions. Your consent to the above Stockholder Actions is not required and is not being solicited in connection with these Stockholder Actions. This Information Statement is intended to provide our stockholders information required by the rules and regulations of the Exchange Act.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

THE MATERIAL CONTAINED HEREIN IS FOR INFORMATIONAL PURPOSES ONLY.

By Order of the Board of Directors,

/s/ ZHUANG Richun
ZHUANG Richun
Chief Executive Officer

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